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                                                                   EXHIBIT 21.01

                 SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
                             AS OF JANUARY 31, 1999

 NAME OF SUBSIDIARY                                                          PERCENT OWNED
-------------------                                                          -------------
 Alamo Gulf Coast Railroad Company, a Texas corporation                        99.5%(1)

 American Aggregates Asset Management Corp., a Delaware corporation             100%(2)

 American Aggregates Corporation, a Delaware corporation                        100%

 American Stone Company, a North Carolina corporation                            50%(3)

 Bahama Rock Limited, a Bahamas corporation                                     100%

 Bayou Mining, Inc., a Louisiana corporation                                    100%

 Central Rock Company, a North Carolina corporation                             100%

 Eastside Development Limited Partnership, a Texas limited partnership           99%(4)

 Fredonia Valley Railroad, Inc., a Delaware corporation                         100%

 Martin Marietta Aggregates of Arkansas, Inc., a Delaware corporation           100%

 Martin Marietta Aggregates of Iowa, Inc., an Iowa corporation                  100%

 Martin Marietta Aggregates of Southern Iowa, Inc., an Iowa corporation         100%

 Martin Marietta Composites, Inc., a Delaware corporation                       100%

 Martin Marietta Exports, Inc., a Barbados corporation                          100%

 Martin Marietta Magnesia Specialties Inc., a Delaware corporation              100%

 Martin Marietta Materials Asset Management Corp., a Delaware corporation       100%

 Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation    100%

 Martin Marietta Materials de Mexico, S.A. de C.V., a Mexican corporation       100%(5)

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(1) Alamo Golf Coast Railroad Company is owned by Martin Marietta Materials
Southwest, Inc. (99.5%) and certain individuals (0.5%).
(2) American Aggregates Asset Management Corp. is a wholly-owned subsidiary of American Aggregates Corporation.
(3) Central Rock Company, a wholly-owned subsidiary of the Company, owns a 50% interest in American Stone Company.
(4) Eastside Development Limited Partnership is owned by Martin Marietta Materials Southwest, Inc. (99%) and Redland Development Company (1%), a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.
(5) Martin Marietta Materials de Mexico, S.A. de C.V. is owned by Martin Marietta Magnesia Specialties Inc. (99%) and Martin Marietta Materials, Inc. (1%).


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
 Martin Marietta Materials Southwest Asset Management Corp.,
          a Delaware corporation                                                 100%(6)

 Martin Marietta Materials Southwest, Inc., a Texas corporation                  100%

 Martin Marietta Technologies Corp., a Delaware corporation                      100%

 Mid-State Construction & Materials, Inc., an Arkansas corporation               100%

 OK Sand & Gravel, LLC, a Delaware limited liability company                      99%(7)

 R&S Sand & Gravel, LLC, a Delaware limited liability company                     99%(8)

 Redland Development Company, a Texas corporation                                100%(9)

 Redland Park Development Limited Partnership, a Texas limited partnership      87.5%(10)

 Redland Stone Development Company, a Texas corporation                          100%(11)

 Standard Magnesia Limited, a United Kingdom corporation                        99.9%

 Superior Stone Company, a North Carolina corporation                            100%

 Theodore Holding, LLC, a Delaware limited liability company                      51%(12)


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(6) Martin Marietta Materials Southwest Asset Management Corp. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.
(7) Martin Marietta Materials, Inc. is the Manager of and owns a 99% interest in OK Sand & Gravel, LLC.
(8) Martin Marietta Materials, Inc. is the Manager of and owns a 99% interest in R&S Sand & Gravel, Inc.
(9) Redland Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.
(10) Redland Park Development Limited Partnership is owned 87.5% by Martin Marietta Materials Southwest, Inc.
directly and through its subsidiaries and 12.5% by Quarry, Inc., an unaffiliated corporation.
(11) Redland Stone Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.
(12) Superior Stone Company, a wholly-owned subsidiary of the Company, is the Manager of and owns a 51% interest in, Theodore Holding, LLC.